Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment to Registration Statement No. 002-41839 on Form N–1A of our reports dated December 13, 2023, relating to the financial statements and financial highlights of Fidelity International Sustainability Index Fund, Fidelity Emerging Markets Index Fund, and Fidelity Global ex U.S. Index Fund, and our reports dated December 14, 2023, relating to the financial statements and financial highlights of Fidelity Series Global ex U.S. Index Fund and Fidelity Flex International Index Fund, each a fund of Fidelity Salem Street Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Salem Street Trust for the year ended October 31, 2023, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” or “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 20, 2023